FOR IMMEDIATE RELEASE                      CONTACT:  MEDIA - JOE RUSSO
                                                     (201) 307-2486
                                                     FINANCIAL - LAUREN S. BABUS
                                                     (201) 307-2100

             HERTZ CEO FRANK A. OLSON ANNOUNCES YEAR-END RETIREMENT;
                          COO CRAIG R. KOCH TO SUCCEED.

                  COMPANY REPORTS RECORD THIRD QUARTER EARNINGS
                            OF $139 MILLION, UP 17%.

PARK RIDGE, NJ, OCTOBER 12, 1999 -- Frank A. Olson, Chairman and Chief Executive Officer of The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading industrial and construction equipment rental business, announced he will retire as Chief Executive, effective December 31, 1999. Olson has held the position for the past 23 years.

        28-YEAR HERTZ VETERAN KOCH WILL SUCCEED OLSON ON JANUARY 1, 2000

Succeeding Olson as Chief Executive will be Craig R. Koch, 52, currently President and Chief Operating Officer.

     Olson will continue with Hertz as non-executive Chairman of the Board. With Hertz more than 35 years, Olson also held senior positions with two of its former parent companies while maintaining his role at Hertz. From 1980 to 1985, he was a Group Executive Vice President with RCA Corporation, and in 1987, he was Chairman and Chief Executive Officer of Allegis Corporation, and President and Chief Executive of its United Airlines unit.

     Koch, who joined Hertz in the U.S. in 1971, has held a variety of management positions with the company. In 1977, he became Vice President, Operations for Hertz Europe, Ltd., based in London. In 1980, he returned to the U.S. to become Vice President and General Manager of the Rent A Car Division. In 1983, he was elected Executive Vice President and, in 1988, President of the North American Rent A Car Division. He was elected President and Chief Operating Officer in 1993.

     Koch holds a Bachelor of Science in Finance and a MBA from Lehigh University in Pennsylvania.

     "Hertz is fortunate to have an executive with Craig's depth of experience and the management acumen to maintain Hertz' market leadership and guide its continued profitable growth," said Olson.

     Koch remarked, "I am confident the Hertz brand has significant growth opportunities in the future. Along with the most experienced management team in our various businesses, I look forward to the challenge of globally developing those opportunities.

     "All of us at Hertz and scores of others in the business and civic communities express our gratitude for Frank's personal dedication and contribution to our company and to the industry. We are pleased that Frank has agreed to continue to contribute."

                         RECORD RESULTS FOR THE QUARTER

At the same time, Hertz reported record third quarter, 1999, earnings of $139.0 million, up 17.1 percent from the $118.7 million generated for the same period last year. Earnings per share on a diluted basis for the quarter were $1.28, up from $1.09 for the third quarter, 1998.

     Net income for the first nine months of 1999 was $275.7 million, an increase of 20.3 percent over the $229.1 million reported for the first nine months of 1998.

     Hertz achieved record revenues for the quarter of $1.345 billion, up 9.8 percent from $1.225 billion for the same period last year.

     Revenues for the first nine months were up 11.8 percent from $3.172 billion in 1998 to $3.545 billion in 1999.

     Headquartered in Park Ridge, NJ, Hertz operates from 6,300 locations in the U.S. and over 140 foreign countries.

                              THE HERTZ CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            (In Thousands of Dollars)
                                    Unaudited

                                                                    Three Months                             As % of
                                                               Ended September 30,                         Total Revenue
                                                          -------------------------------          ------------------------------
                                                               1999             1998                    1999           1998
                                                          --------------   --------------          --------------  --------------

Revenue                                                      $ 1,344,808      $ 1,225,145              100.0%          100.0%
                                                             -----------      -----------              -----           -----
Expenses:
    Direct operating                                             564,976          520,418               42.0%           42.5%
    Depreciation of revenue earning equipment                    336,773          304,453               25.0%           24.8%
    Selling, general and administrative                          116,650          114,062                8.7%            9.3%
    Interest - net                                                93,714           85,894                7.0%            7.0%
                                                             -----------      -----------              -----           -----
       Total expenses                                          1,112,113        1,024,827               82.7%           83.6%
                                                             -----------      -----------              -----           -----
Income before income taxes                                       232,695          200,318               17.3%           16.4%
Income taxes                                                      93,659           81,640                7.0%            6.7%
                                                             -----------      -----------              -----           -----
Net income                                                   $   139,036      $   118,678               10.3%            9.7%
                                                             ===========      ===========              =====           =====
Earnings per share
    Basic                                                          $1.29            $1.10
    Diluted                                                        $1.28            $1.09
Weighted average number of shares outstanding:
    Basic                                                    108,032,375      108,070,628
    Diluted                                                  108,551,164      108,557,209

                                                                    Nine Months                              As % of
                                                               Ended September 30,                         Total Revenue
                                                          -------------------------------          ------------------------------
                                                               1999             1998                    1999           1998
                                                          --------------   --------------          --------------  --------------

Revenue                                                       $3,545,152      $ 3,172,298              100.0%          100.0%
                                                             -----------      -----------              -----           -----
Expenses:
    Direct operating                                           1,571,510        1,432,633               44.3%           45.2%
    Depreciation of revenue earning equipment                    921,634          796,588               26.0%           25.1%
    Selling, general and administrative                          340,134          326,832                9.6%           10.3%
    Interest - net                                               250,211          227,910                7.1%            7.2%
                                                             -----------      -----------              -----           -----
       Total expenses                                          3,083,489        2,783,963               87.0%           87.8%
                                                             -----------      -----------              -----           -----
Income before income taxes                                       461,663          388,335               13.0%           12.2%
Income taxes                                                     185,963          159,193                5.2%            5.0%
                                                             -----------      -----------              -----           -----
Net income                                                   $   275,700      $   229,142                7.8%            7.2%
                                                             ===========      ===========              =====           =====
Earnings per share
    Basic                                                          $2.55            $2.12
    Diluted                                                        $2.54            $2.11
Weighted average number of shares outstanding:
    Basic                                                    108,005,161      108,119,193
    Diluted                                                  108,685,605      108,597,258

                               BALANCE SHEET DATA
                            (In Thousands of Dollars)
                                    Unaudited

                                                 September 30,
                                          ------------------------
                                              1999         1998
                                          ----------    ----------
Revenue earning equipment:
    Cars                                  $5,344,510    $4,809,553
    Other equipment                        1,572,890     1,307,052
Total assets                              10,159,373     8,950,650
Total debt                                 6,566,201     5,820,956
Stockholders' equity                       1,636,705     1,352,646

Note: Certain prior year amounts have been reclassified to conform to current year presentation.